UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2022

Enveric Biosciences, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38286	95-4484725
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Enveric Biosciences, Inc.

4851 Tamiami Trail N, Suite 200

Naples, FL 34103

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (239) 302-1707

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	ENVB	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 4, 2022, Enveric Biosciences, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) to disclose the filing of a Certificate of Designation with the Delaware Secretary of State fixing the designation, powers, preferences, and rights of the shares of the Company’s Series C Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”) under Items 3.03 and 5.03 of Form 8-K.

On May 17, 2022, the Company filed a Certificate of Amendment of Certificate of Designations of Series C Preferred Stock (the “Certificate of Amendment”) to remove references to a share increase proposal included in the previously filed Certificate of Designations of Series C Preferred Stock. This Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) is being filed by the Company solely to amend the Original Report to conform the disclosure concerning the powers, preferences, and rights of the shares of Series C Preferred Stock and to file a copy of a Certificate of Amendment effecting the revisions to the original Certificate of Designation of the Series C Preferred Stock. Items 3.03 and 5.03 of the Original Report are amended and restated in their entirety as set forth below, and an additional Exhibit 3.2 is attached. Except as set forth herein, no other modifications have been made to the Original Report.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series C Preferred Stock

On May 3, 2022, the board of directors (the “Board”) of Enveric Biosciences, Inc. (the “Company”), declared a dividend of one one-thousandth of a share of Series C Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), for each outstanding share of the Company’s common stock, par value $0.01 per share (“Common Stock”) to stockholders of record at 5:00 p.m. Eastern Time on May 13, 2022 (the “Record Date”).

General; Transferability. Shares of Series C Preferred Stock will be uncertificated and represented in book-entry form. No shares of Series C Preferred Stock may be transferred by the holder thereof except in connection with a transfer by such holder of any shares of Common Stock held by such holder, in which case a number of one one-thousandths (1/1,000ths) of a share of Series C Preferred Stock equal to the number of shares of Common Stock to be transferred by such holder will be automatically transferred to the transferee of such shares of Common Stock.

Voting Rights. Each share of Series C Preferred Stock will entitle the holder thereof to 1,000,000 votes per share (and, for the avoidance of doubt, each fraction of a share of Series C Preferred Stock will have a ratable number of votes). Thus, each one-thousandth of a share of Series C Preferred Stock would entitle the holder thereof to 1,000 votes. The outstanding shares of Series C Preferred Stock will vote together with the outstanding shares of Common Stock of the Company as a single class exclusively with respect to (1) any proposal to adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to reclassify the outstanding shares of Common Stock into a smaller number of shares of Common Stock at a ratio specified in or determined in accordance with the terms of such amendment (the “Reverse Stock Split”) and (2) any proposal to adjourn any meeting of stockholders called for the purpose of voting on Reverse Stock Split (the “Adjournment Proposal”). The Series C Preferred Stock will not be entitled to vote on any other matter, except to the extent required under the Delaware General Corporation Law.

Unless otherwise provided on any applicable proxy or ballot with respect to the voting on the Reverse Stock Split or the Adjournment Proposal, the vote of each share of Series C Preferred Stock (or fraction thereof) entitled to vote on the Reverse Stock Split, the Adjournment Proposal or any other matter brought before any meeting of stockholders held to vote on the Reverse Stock Split and the Adjournment Proposal shall be cast in the same manner as the vote, if any, of the share of Common Stock (or fraction thereof) in respect of which such share of Series C Preferred Stock (or fraction thereof) was issued as a dividend is cast on the Reverse Stock Split, the Adjournment Proposal or such other matter, as applicable, and the proxy or ballot with respect to shares of Common Stock held by any holder on whose behalf such proxy or ballot is submitted will be deemed to include all shares of Series C Preferred Stock (or fraction thereof) held by such holder. Holders of Series C Preferred Stock will not receive a separate ballot or proxy to cast votes with respect to the Series C Preferred Stock on the Reverse Stock Split, the Adjournment Proposal or any other matter brought before any meeting of stockholders held to vote on the Reverse Stock Split.

Dividend Rights. The holders of Series C Preferred Stock, as such, will not be entitled to receive dividends of any kind.

Liquidation Preference. The Series C Preferred Stock will rank senior to the Common Stock as to any distribution of assets upon a liquidation, dissolution or winding up of the Company, whether voluntarily or involuntarily (a “Dissolution”). Upon any Dissolution, each holder of outstanding shares of Series C Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to stockholders, prior and in preference to any distribution to the holders of Common Stock, an amount in cash equal to $0.01 per outstanding share of Series C Preferred Stock.

Redemption. All shares of Series C Preferred Stock that are not present in person or by proxy at any meeting of stockholders held to vote on the Reverse Stock Split, the Share Issuance Proposal and the Adjournment Proposal as of immediately prior to the opening of the polls at such meeting (the “Initial Redemption Time”) will automatically be redeemed in whole, but not in part, by the Company at the Initial Redemption Time without further action on the part of the Company or the holder of shares of Series C Preferred Stock (the “Initial Redemption”). Any outstanding shares of Series C Preferred Stock that have not been redeemed pursuant to an Initial Redemption will be redeemed in whole, but not in part, (i) if such redemption is ordered by the Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion or (ii) automatically upon the approval by the Corporation’s stockholders of the Reverse Stock Split at any meeting of stockholders held for the purpose of voting on such proposal.

Each share of Series C Preferred Stock redeemed in any redemption described above will be redeemed in consideration for the right to receive an amount equal to $0.10 in cash for each ten whole shares of Series C Preferred Stock that are “beneficially owned” by the “beneficial owner” (as such terms are defined in the certificate of designation with respect to the Series C Preferred Stock (as amended, the “Certificate of Designation”)) thereof as of immediately prior to the applicable redemption time and redeemed pursuant to such redemption. However, the redemption consideration in respect of the shares of Series C Preferred Stock (or fractions thereof) redeemed in any redemption described above: (i) will entitle the former beneficial owners of less than ten whole shares of Series C Preferred Stock redeemed in any redemption to no cash payment in respect thereof and (y) will, in the case of a former beneficial owner of a number of shares of Series C Preferred Stock (or fractions thereof) redeemed pursuant to any redemption that is not equal to a whole number that is a multiple of ten, entitle such beneficial owner to the same cash payment, if any, in respect of such redemption as would have been payable in such redemption to such beneficial owner if the number of shares (or fractions thereof) beneficially owned by such beneficial owner and redeemed pursuant to such redemption were rounded down to the nearest whole number that is a multiple of ten (such, that for example, the former beneficial owner of 25 shares of Series C Preferred Stock redeemed pursuant to any redemption will be entitled to receive the same cash payment in respect of such redemption as would have been payable to the former beneficial owner of 20 shares of Series C Preferred Stock redeemed pursuant to such redemption).

The Series C Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Series C Preferred Stock has no stated maturity and is not subject to any sinking fund. The Series C Preferred Stock is not subject to any restriction on the redemption or repurchase of shares by the Company while there is any arrearage in the payment of dividends or sinking fund installments.

The Certificate of Designation was filed with the Delaware Secretary of State and became effective on May 4, 2022. A Certificate of Amendment of the Certificate of Designations of Series C Preferred Stock (the “Certificate of Amendment”) was filed with the Delaware Secretary of State and became effective on May 17, 2022. The foregoing description of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation and the Certificate of Amendment, which are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of the Series C Preferred Stock of the Company, dated May 4, 2022 (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on May 4, 2022, File No. 000-26460)
3.2	Certificate of Amendment of Certificate of Designation of the Series C Preferred Stock of the Company, dated May 17, 2022 (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A/A, filed with the Securities and Exchange Commission on May 17, 2022, File No. 000-26460).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVERIC BIOSCIENCES, INC.

Date: May 18, 2022	By:	/s/ Joseph Tucker
Joseph Tucker
Chief Executive Officer